EXHIBIT 10.17.3
                 LETTERHEAD OF THE COCA-COLA COMPANY

                           February 17, 2000



M. Douglas Ivester
Atlanta, Georgia

Dear Doug:

        Much has changed since December 5, 1999. The planned restructuring and transformation of our business is taking place at a very fast pace. Not only the speed with which we have been able to form and execute our plans but the particulars applicable to those who might be eligible for voluntary early retirement had not been clearly envisioned at that time. Thus, we believe the purpose behind the Board's desire that you remain until April 19 have been completely satisfied. We also believe that by offering you the benefits of the voluntary early retirement program, both you and the Company would benefit. The Compensation Committee has approved these terms on February 16, 2000.

        Accordingly, we propose that our letter of December 6, 1999 be amended as follows:

        1. You would resign as Chairman, Director and Chief Executive Officer effective February 17, 2000.

        2. The payments described in the third paragraph would remain the same but would be offset by payments from the ERP and would be deemed to include the lump sum payment payable under the voluntary retirement program.

        3. The exercise period for all unexercised options after your retirement would be that available to all other retirees under the terms of the options rather than a six month exercise period.

        4. You would receive a lump sum payment from your Supplemental Thrift Plan upon your retirement.

        5. On the first of March you will begin receiving monthly payments of $4,331.01 which will continue until March 1, 2027 pursuant to the terms of the Compensation Deferral and Investment Program.

        6. The Company would not reimburse you for medical coverage since your insurance benefits as a retiree would continue, as would your spouse's.



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M. Douglas Ivester
February 11, 2000
Page 2


        7.  You would be eligible for the Matching Gifts program as a retiree.

        8. In the event of your death, all payments due under this letter and the December 6th letter, as amended by this letter, will be made to your spouse.

        We believe this amendment serves us both. Please accept our best wishes on your retirement.

On behalf of the Company and the Board



/s/ Herbert A. Allen                    /s/ Douglas N. Daft
---------------------------------       --------------------------------------
Herbert A. Allen                        Douglas N. Daft
Chairman, Compensation Committee        President and Chief Operating Officer
The Board of Directors                  The Coca-Cola Company
The Coca-Cola Company



Agreed and accepted this 17th day of February, 2000


/s/ M. Douglas Ivester
-------------------------------------
M. Douglas Ivester